Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 333-186849) pertaining to the Global Philips Performance Share Plan applicable to non-executives (excluding Executive Committee) of Koninklijke Philips N.V. (2018), the Global Philips Performance Share Plan applicable to the Board of Management of Koninklijke Philips N.V. (2018), the Global Philips Performance Share Plan applicable to the Executive Committee (excluding Board of Management) of Koninklijke Philips N.V. (2018), the Global Philips Restricted Share Rights Plan applicable to non-executives (excluding Executive Committee) of Koninklijke Philips N.V. (2018), the Global Philips Restricted Share Rights Plan applicable to the Executive Committee (excluding Board of Management) of Koninklijke Philips N.V. (2018), the Global Philips Performance Share Plan applicable to non-executives (excluding Executive Committee) of Koninklijke Philips N.V. (2020), the Global Philips Performance Share Plan applicable to the Board of Management of Koninklijke Philips N.V. (2020), the Global Philips Performance Share Plan applicable to the Executive Committee (excluding Board of Management) of Koninklijke Philips N.V. (2020), the Philips North America Nonqualified Stock Purchase Plan (2022), the Global Philips Stock Option Plan for eligible (non-)executives (2023), the Global Long-Term Incentive Plan for the Board of Management of Koninklijke Philips N.V. (2024), the Global Umbrella Long-Term Incentive Plan for the Executive Committee (excluding Board of Management) of Koninklijke Philips N.V. (2024), and the Global Umbrella Long-Term Incentive Plan for (non-)executives (excluding Executive Committee) of Koninklijke Philips N.V. (2024) of our reports dated February 20, 2024, with respect to the consolidated financial statements of Koninklijke Philips N.V., and the effectiveness of internal control over financial reporting of Koninklijke Philips N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants LLP

Amsterdam, the Netherlands

May 14, 2024